Exhibit 5.1

CONYERS DILL & PEARMAN PTE. LTD. 9 Battery Road #20-01 MYP Centre Singapore 049910 T +65 6223 6006 conyers.com

13 September 2024

Matter No. 1001117

Davis Commodities Limited

10 Bukit Batok Crescent

#10-01 The Spire

Singapore 658079

Dear Sir/ Madam,

Re: Davis Commodities Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form S-8 filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration of an aggregate of 2,870,050 ordinary shares of par value US$0.000000430108 each in the capital of the Company (the “Ordinary Shares”) to be issued pursuant to the Company’s 2024 Equity Incentive Plan adopted on 7 August 2024 (the “Plan”, which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

1.1.	a copy of the Registration Statement; and

1.2.	a copy of the Plan.

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We have also reviewed:

1.3.	a copy of the second amended and restated memorandum and articles of association of the Company adopted on 22 June 2023;

1.4.	a copy of the written resolutions of the directors of the Company dated 7 August 2024 and a copy of the written resolutions of the compensation committee of the board of directors of the Company dated 7 August 2024 (together the “Resolutions”);

1.5.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 5 September 2024 (the “Certificate Date”); and

1.6.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and the other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	that upon issue of any Ordinary Shares by the Company under the Plan, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.7.	that terms and conditions of any award and the issue of Ordinary Shares thereunder will be authorised and approved by the Committee (as defined in the Plan);

2.8.	the number of Ordinary Shares which may be delivered pursuant to the Plan are within the limit provided in the Plan;

2.9.	the validity and binding effect under the laws of the United States of America of the Registration Statement in accordance with its terms and that the Registration Statement will be duly filed with the Commission and have become effective prior to the issue by the Company of any Ordinary Shares under the Plan; and

2.10.	that on the date of issue of any of the Ordinary Shares, the Company will have sufficient authorised but unissued Ordinary Shares in its share capital;

2.11.	the Company has not taken any action to appoint a restructuring officer; and

2.12.	that on the date of issue of any award or Ordinary Shares under the Plan the Company is, and after issuing any award or Ordinary Shares under the Plan the Company will be, able to pay its debts.

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3.	QUALIFICATIONS

3.1.	The obligations of the Company under the Documents:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents if there are other proceedings in respect of those Documents simultaneously underway against the Company in another jurisdiction.

3.2.	We express no opinion with respect to the issuance of Ordinary Shares pursuant to any provision of the Plan that purports to obligate the Company to issue Ordinary Shares following the commencement of a winding up or liquidation.

3.3.	Any provision of a document governed by Cayman Islands law expressly or impliedly providing that certain statements, calculations and/or certificates will be conclusive and binding may not be effective if such statements, calculations or certificates are incorrect on their face or fraudulent and will not necessarily prevent judicial enquiry into the merits of a claim of an aggrieved party. In addition, a document governed by Cayman Islands law guaranteeing or securing obligations under another document which may be amended in the future may not be enforceable in the event of such an amendment if the amendment was not within the original contemplation of the parties to the first document. The question of whether any provisions of a document governed by Cayman Islands law which may be illegal, invalid or ineffective may be severed from the other provisions of such document would be determined by the courts at their discretion.

3.4.	Any provision in a document which is governed by Cayman Islands law purporting to impose obligations on a person who is not a party to the document (a “Third Party”) is unenforceable against that Third Party. Any provision in the document which is governed by Cayman Islands law purporting to grant rights to a Third Party is unenforceable by that Third Party, except to the extent that the document expressly provides that the Third Party may, in its own right, enforce such rights (subject to and in accordance with the Contracts (Rights of Third Parties) Act, 2014).

3.5.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (“Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2.	The Ordinary Shares, when issued and paid for in accordance with the Plan and registered in the register of members of the Company, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof)

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Pte. Ltd.

Conyers Dill & Pearman Pte. Ltd.

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